EXHIBIT 32.2

Certification

Pursuant to 18 U.S.C. Section 1350, I, Leon J. Level, Vice President and Chief Financial Officer of Computer Sciences Corporation (the "Company"), hereby certify that:

(1)

the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 5, 2005	/s/ Leon J. Level
Leon J. Level
Vice President and Chief Financial Officer